UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2008

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     The Board of Directors (the “Board”) at a meeting held on December 17, 2008 adopted the Horizon Lines, Inc. Amended and Restated Equity Incentive Plan (the “Restated Plan”), upon the advice and recommendation of the Compensation Committee of the Board.
     The principal reason for the adoption of the Restated Plan was to achieve compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A generally applies to nonqualified plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient earns or becomes vested in that compensation. Section 409A imposes a number of new requirements with respect to such plans including, among other things, requirements as to the events which may give rise to payment and the timing of payments. Certain types of awards that may be granted under the Plan, such as restricted share units, may be subject to Section 409A while other types of awards may be exempt.
     The Restated Plan clarifies the Section 409A requirements applicable to awards subject to Section 409A, including, among other things, when payments may be made in a Going Private Transaction or in the event of a recipient’s Separation of Service (as those terms are defined in the Restated Plan). The Restated Plan also clarifies certain requirements designed to exempt from Section 409A certain types of awards that may be granted under the Restated Plan.
     The foregoing does not constitute a complete summary of the amendments to the Plan and reference is made to the complete text of the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2008, the Company received notice that Mr. Ernie Danner will resign from the Board effective December 31, 2008 (the “Resignation Date”). On December 19, Mr. Francis Jungers also notified the Company that he will resign from the Board effective as of the Resignation Date. A press release announcing the resignation of Messrs. Danner and Jungers is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     On December 17, 2008, in connection with the anticipated resignations of Mr. Danner and Mr. Jungers, the Board adopted a resolution accelerating the vesting of their outstanding restricted stock awards. The total number of accelerated shares for each of Mr. Danner and Mr. Jungers is 4,502, which will now vest on the Resignation Date. The Board also adopted a resolution decreasing the number of Board members by two, effective as of the Resignation Date.
     The Board also approved changes to the Committees of the Board. The new Board Committees will consist of the following members: Audit Committee — James Cameron, Alex

Mandl and Thomas Storrs (Chair); Compensation Committee — James Cameron, Dan Colussy and William Flynn (Chair); and Nominating and Corporate Governance Committee — Vern Clark, Dan Colussy (Chair) and Norman Mineta.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Horizon Lines, Inc. Amended and Restated Equity Incentive Plan.

99.1	Press Release, dated December 19, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: December 19, 2008	By:	/s/ Michael T. Avara

Michael T. Avara Senior Vice President and Chief Financial Officer

Exhibit Index
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Horizon Lines, Inc. Amended and Restated Equity Incentive Plan.

99.1	Press Release, dated December 19, 2008.